Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Golden Ocean Group Ltd.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: August 15, 2017

RIVERSTONE QUINTANA SHIPPING HOLDCO, LLC

	By	Riverstone/Carlyle Global Energy and Power Fund IV (Cayman), L.P., its managing member

	By:	Riverstone/Carlyle Energy Partners IV (Cayman), L.P., its general partner

	By:	R/C GP IV Cayman LLC I, its general partner

	By:	/s/ Thomas Walker
		Name:	Thomas Walker
		Title:	Authorized Person

RIVERSTONE/CARLYLE GLOBAL ENERGY AND POWER FUND IV (CAYMAN), L.P.

	By:	Riverstone/Carlyle Energy Partners IV (Cayman), L.P., its general partner

	By:	R/C GP IV Cayman LLC I, its general partner

	By:	/s/ Thomas Walker
		Name:	Thomas Walker
		Title:	Authorized Person

RIVERSTONE/CARLYLE ENERGY PARTNERS IV (CAYMAN), L.P.

	By:	R/C GP IV Cayman LLC I, its general partner

	By:	/s/ Thomas Walker
		Name:	Thomas Walker
		Title:	Authorized Person

R/C GP IV CAYMAN LLC I

By:	/s/ Thomas Walker
	Name:	Thomas Walker
	Title:	Authorized Person

RIVERSTONE/CARLYLE ENERGY PARTNERS IV, L.P.

By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Thomas Walker
	Name:	Thomas Walker
	Title:	Authorized Person

R/C ENERGY GP IV, LLC

By:	/s/ Thomas Walker
	Name:	Thomas Walker
	Title:	Authorized Person